EXHIBIT 10.1

THE JONES GROUP INC.
2009 LONG TERM INCENTIVE PLAN
(Amended as of June 14, 2013)

1. Purpose. The Jones Group Inc. (the "Company") desires to attract and retain the best available talent and to encourage the highest level of performance. The 2009 Long Term Incentive Plan (the "Plan" or the "2009 Plan") is intended to contribute significantly to the attainment of these objectives by (i) providing long-term incentives and rewards to all key employees of the Company (including officers and directors who are key employees of the Company and also including key employees of any subsidiary of the Company which may include officers or directors of any subsidiary of the Company who are also key employees of said subsidiary), and those directors and officers, consultants, advisers, agents or independent representatives of the Company or of any subsidiary (together, "Eligible Individuals"), who are contributing or in a position to contribute to the long-term success and growth of the Company or of any subsidiary, (ii) assisting the Company and any subsidiary in attracting and retaining Eligible Individuals with experience and ability, and (iii) associating more closely the interests of such Eligible Individuals with those of the Company's stockholders.

2. Types of Awards; Maximum Number of Shares that may be Issued.

(a) Under the Plan, stock options ("Options"), shares of restricted stock ("Restricted Stock"), restricted stock units ("Restricted Stock Units") and Performance Cash Awards, either alone or in combination, may be granted to Eligible Individuals. The grant of an Option, Restricted Stock, Restricted Stock Unit or Performance Cash Award is sometimes referred to herein as an "Award." Options are rights to acquire shares of common stock, par value $.01 per share, of the Company ("Common Stock") upon payment of the exercise price. Options granted to employees (including officers and directors who are employees) of the Company or a subsidiary corporation thereof, may, at the time of grant, be designated by the Company's Board of Directors either as incentive stock options ("ISOs"), with the attendant tax benefits as provided for under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or as nonqualified stock options. Restricted Stock is an award of shares of Common Stock that may be subject to certain restrictions or a risk of forfeiture, pursuant to Section 6. Restricted Stock Units are awards denominated in shares of Common Stock that represent the right to receive payment for the value of such shares subject to satisfaction of vesting conditions, pursuant to Section 7. Performance Cash Awards are Awards that provide the grantee with the opportunity to earn a cash payment based on the achievement of Performance Goals, pursuant to Section 12.

(b) Subject to adjustment under Section 11, the maximum number of shares of Common Stock available for issuance under Awards to be granted under the Plan shall be equal to the sum of: (i) 5,100,000 shares plus (ii) except as provided below, the number of shares subject to Awards outstanding under the Company's 1999 Stock Incentive Plan, as amended (the "1999 Plan"), and the Company's 1996 Stock Option Plan (the "1996 Plan") that are forfeited, terminated or cancelled or are subject to Options that expire at the conclusion of their respective terms unexercised, in each case, after May 19, 2009. Shares of Common Stock subject to Awards issued under the 2009 Plan that are forfeited, terminated or cancelled or are subject to Options that expire at the conclusion of their respective terms unexercised shall become available for other Awards under the Plan. Shares of Common Stock that are subject to Awards under the 1996 Plan, the 1999 Plan or the 2009 Plan shall not (or shall no longer) be available for Awards under the 2009 Plan if they were: (i) subject to Awards denominated in shares of Common Stock that were settled in cash or consideration other than shares of Common Stock; (ii) surrendered or withheld as payment of the exercise price of an Award; or (iii) surrendered or withheld to satisfy applicable tax withholding obligations. Subject to the foregoing limitations of this Section 2(b), shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares of Common Stock, treasury shares, or shares of Common Stock which shall have been or which may be reacquired by the Company, or any combination thereof, as the Board of Directors of the Company shall from time to time determine. Restricted Stock and Restricted Stock Units issued pursuant to the Plan, even while subject to restrictions, will be counted against the maximum number of shares issuable hereunder.

3. Administration.

(a) This Plan will be administered by the Board of Directors of the Company (the "Board of Directors"). The Board of Directors, in its discretion, may designate a Compensation Committee (the "Compensation Committee" or "Committee") composed of at least two members of the Board of Directors to administer this Plan. Members of the Compensation Committee shall meet such qualifications as the Board of Directors may determine; provided, however, that each member shall qualify as a "Non-Employee Director" under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as an "Outside Director" as defined in Code Section 162(m) and any regulations promulgated thereunder. The Board, in its discretion, may also designate a CEO Committee (the "CEO Committee"), composed of the director of the Company who is serving as the Company's chief executive officer.

(b) The Board of Directors or the Committee (hereinafter, the terms "Compensation Committee" or "Committee", shall mean the Board of Directors whenever no such Compensation Committee has been designated), shall have authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to: direct the grant of Awards; determine the purchase price of the Common Stock covered by each stock-based Award; determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted and subject to the maximums set forth in Section 4, the number of shares of Common Stock to be covered by each stock-based Award; designate Options as ISOs; interpret the Plan; determine the time or times at which Options may be exercised; determine the terms and conditions of the restrictions, including performance conditions and Performance Goals, if any, relating to any Award (which restrictions may vary among Awards as the Committee shall deem appropriate); make adjustments in the terms and conditions of, and the Performance Goals (as defined herein) (if any) included in, Awards; determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable, so that transactions involving Awards may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Exchange Act; determine the terms and provisions of and cause the Company to enter into written agreements with Eligible Individuals in connection with Awards granted under the Plan ("Agreements"), which Agreements may vary from one another as the Committee shall deem appropriate; and make all other determinations it may deem necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, except as provided in Section 11, the Committee shall not have the authority, without first obtaining the approval of the Company's stockholders, to: reduce the exercise price of any outstanding Option; offer to grant any other Award or to pay the grantee cash in exchange for the cancellation of an outstanding Option with an exercise price per share in excess of the then fair market value per share of the Company's Common Stock; offer to grant any new Option in exchange for the cancellation of an outstanding Option with a higher exercise price; increase the maximum number of shares of Common Stock reserved for issuance under the Plan; or alter the classes of persons constituting Eligible Individuals.

Members of the Committee shall serve at the pleasure of the Board of Directors. The Committee shall have and may exercise all of the powers of the Board of Directors under the Plan, other than the power to appoint a director to Committee membership. A majority of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by a majority of the members of the Committee.

Every action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon the Company and each person holding any Award granted under this Plan.

(c) Subject to the express provisions of this Plan, the Committee shall have the authority, in its discretion, to delegate to the CEO Committee the authority to direct the grant of Awards to Eligible Individuals, subject to guidelines established by the Committee, and, in connection with such Awards, to determine the purchase price of the Common Stock covered by such Awards, the number of shares of Common Stock or number of Restricted Stock Units to be covered by such Awards, to designate any such Awards of Options as ISOs, to determine the time or times at which such Options may be exercised, and to determine the terms and conditions of any restrictions relating to such Awards; provided, however, that the CEO Committee shall have no authority to (i) grant Awards to the chief executive officer of the Company or to any other Eligible Individual who at the time of the Award is, or is reasonably expected to become, subject to the provisions of Section 16 of the Exchange Act, pursuant to Rule 16a-2 under the Exchange Act or (ii) grant Awards that are inconsistent with the express provisions of the Plan.

4. Eligibility: Factors to be Considered in Granting Awards and Designating ISOs.

(a) Awards may be granted only to (i) key employees (including officers and directors who are employees) of the Company or any subsidiary corporation thereof on the date of grant (Options so granted may be designated as ISOs), and (ii) directors or officers of the Company or a subsidiary corporation thereof on the date of grant, without regard to whether they are employees, and (iii) consultants or advisers to or agents or independent representatives of the Company or a subsidiary thereof. In determining the persons to whom Awards shall be granted and the number of shares of Common Stock to be covered by each Award, the Committee, or, if applicable, the CEO Committee, shall take into account the nature of the duties of the respective persons, their present and potential contributions to the Company's (including subsidiaries') successful operation and such other factors as the Board of Directors in its discretion shall deem relevant. Subject to the provisions of Section 2 and subsection 4(c) below, an Eligible Individual may receive Awards on more than one occasion under the Plan.

(b) The maximum number of shares that may be granted to Eligible Individuals as ISOs under the Plan shall be 462,500 shares.

(c) In no event shall any Eligible Individual be granted Options to purchase more than 500,000 shares of Common Stock or more than 500,000 shares of Restricted Stock or more than 500,000 Restricted Stock Units as Performance-Based Awards (as defined in Section 12) during any 12-month period.

5. Awards of Options.

(a) Purchase Price of Options.

(i)	The purchase price per share of the Common Stock covered by each Option shall be established by the Committee, or, if applicable, the CEO Committee, but in no event shall it be less than the fair market value of a share of the Common Stock on the date the Option is granted. If, at the time an Option is granted, the Common Stock is publicly traded, such fair market value shall be the closing price of a share of Common Stock on such date as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board of Directors) for any national securities exchange or other securities market which at the time is included in the stock price quotations of such publication. In the event that the Committee shall determine such stock price quotation is not representative of fair market value by reason of the lack of a significant number of recent transactions or otherwise, the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances. If, at the time an Option is granted, the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value.

(ii)	In the case of an employee who at the time an ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent, if any, or subsidiary corporation thereof (a "10% Holder"), the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock at the time the ISO is granted.
(b) Term of Options. The term of each Option shall be fixed by the Committee, or, if applicable, the CEO Committee, but in no event shall it be exercisable more than seven years from the date of grant, subject to earlier termination as provided in Sections 9 and 10. An ISO granted to a 10% Holder shall not be exercisable more than five years from the date of grant.

(c) Exercise of Options.

(i)	Subject to the provisions of the Plan, an Option granted to an employee under the Plan shall become fully exercisable at such time or times as the Committee or, if applicable, the CEO Committee, in its sole discretion shall determine at the time of the granting of the Option or thereafter, except that in no event shall any such Option be exercisable later than seven years from the date of grant. In the case of each ISO granted to an employee, the aggregate fair market value (determined at the time the ISO is granted) of the Common Stock with respect to which the ISO is exercisable for the first time by such employee during any calendar year (under all plans of the Company and any subsidiary corporation thereof) may not exceed $100,000. The Committee, or, if applicable, the CEO Committee, may condition the grant of an Option or the right to exercise the Option upon the attainment of specified Performance Goals pursuant to Section 12 or such other factors as the Committee, or, if applicable, the CEO Committee, may determine, in its sole discretion.

(ii)	An Option may be exercised as to any or all full shares of Common Stock as to which the Option is then exercisable.
(iii)	The purchase price of the shares of Common Stock as to which an Option is exercised shall be paid in full in cash at the time of exercise; provided, that the purchase price may be paid (i) in whole or in part, by surrender or delivery to the Company of previously-owned securities of the Company already beneficially owned by the grantee for at least six months and having a fair market value on the date of the exercise equal to the portion of the purchase price being so paid, or (ii) in cash by a broker-dealer acceptable to the Company to whom the grantee has submitted an irrevocable notice of exercise. Fair market value shall be determined as provided in Section 5 for the determination of such value on the date of the grant. In addition, the holder shall, upon notification of the amount due and prior to or concurrently with delivery to the holder of a certificate representing such shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state or local tax requirements.

(iv)	Except as provided in Sections 9 and 10, no Option may be exercised unless the original grantee thereof is then an Eligible Individual.

(v)	The Option holder shall have the rights of a stockholder with respect to shares of Common Stock covered by an Option only upon becoming the holder of record of such shares of Common Stock.
(vi)	Notwithstanding any other provision of this Plan, the Company shall not be required to issue or deliver any share of stock upon the exercise of an Option prior to the admission of such share to listing on any stock exchange or automated quotation system on which the Company's Common Stock may then be listed.

6. Awards of Restricted Stock. The Committee, or, if applicable, the CEO Committee, may authorize the issuance or transfer of shares of Restricted Stock to Eligible Individuals either alone or in addition to other Awards under the Plan. The terms and conditions of the vesting of an Award of Restricted Stock shall be set forth in the Agreement with the recipient thereof, except that total Awards of Restricted Stock and Awards of Restricted Stock Units that will fully vest in fewer than three years from the date of grant may not exceed 10% of the total number of shares of Common Stock reserved for issuance under the Plan. The Committee, or, if applicable, the CEO Committee, may condition the grant of Restricted Stock or the lapse of restrictions thereon upon the attainment of specified performance-based goals pursuant to Section 12 or such other factors as the Committee, or, if applicable, the CEO Committee, may determine, in its sole discretion. Awards of Restricted Stock shall also be subject to the following provisions:

(a) The Restricted Stock may be issued at a purchase price less than the fair market value thereof or for no consideration, as determined by the Committee, or, if applicable, the CEO Committee.

(b) Restricted Stock may be subject to: (i) restrictions on the sale or other disposition thereof, (ii) rights of repurchase or first refusal, (iii) a risk of forfeiture and (iv) such other restrictions, conditions and terms as the Committee, or, if applicable, the CEO Committee, deems appropriate.

(c) Each Award of Restricted Stock will constitute an immediate transfer of ownership of such shares, entitling the recipient to dividend, voting and other ownership rights; provided, however, that dividends with respect to a Performance-Based Award (as defined in Section 12) of Restricted Stock shall be accumulated but shall not be paid out to the holder of such Award unless and until such Award vests in accordance with Section 12 of the Plan. Subject to the preceding sentence, a holder of Restricted Stock shall not be required to return any dividends received thereon to the Company in the event of the forfeiture of such shares.

(d) Shares of restricted stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including by means of certificates or through the entry of an uncertificated book position on the records of the Company's transfer agent. If certificates representing Restricted Stock are registered in the name of the grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until all restrictions on such shares have lapsed without a prior forfeiture of the shares.

(e) The Committee shall have the authority to accelerate the vesting of any outstanding Award of Restricted Stock at such time and under such circumstances as it, in its sole discretion, deems appropriate.

7. Awards of Restricted Stock Units. The Committee, or, if applicable, the CEO Committee, may authorize the issuance or transfer of Restricted Stock Units to Eligible Individuals either alone or in addition to other Awards under the Plan. The terms and conditions of the vesting of an Award of

Restricted Stock Units shall be set forth in the Agreement with the recipient thereof, except that total Awards of Restricted Stock Units and Awards of Restricted Stock that will fully vest in fewer than three years from the date of grant may not exceed 10% of the total number of shares of Common Stock reserved for issuance under the Plan. The Committee, or, if applicable, the CEO Committee, may condition the grant of Restricted Stock Units or the vesting thereof upon the attainment of specified performance-based goals pursuant to Section 12 or such other factors as the Committee, or, if applicable, the CEO Committee, may determine, in its sole discretion. Awards of Restricted Stock Units shall also be subject to the following provisions:

(a) Unless otherwise specified in the Agreement with the grantee thereof or in writing by the Committee, upon the vesting of a Restricted Stock Unit, there shall be delivered to the grantee, within 30 days of the date on which such Award (or any portion thereof) vests, the number of shares of Common Stock equal to the number of Restricted Stock Units becoming so vested. In the event that payment for an Award of Restricted Stock Units is made in a form other than in shares of Common Stock pursuant to the applicable Agreement and the terms of this Section 7, such payment shall be made in cash in an amount equal to the product of (i) the fair market value of a share of Common Stock with respect to the relevant vesting date, multiplied by (ii) the number of Restricted Stock Units vesting on such date.

(b) Restricted Stock Units may be subject to: (i) restrictions on the sale or other disposition thereof, (ii) rights of repurchase or first refusal, (iii) a risk of forfeiture and (iv) such other restrictions, conditions and terms as the Committee, or, if applicable, the CEO Committee, deems appropriate.

(c) Holders of Restricted Stock Units shall have no rights as stockholders of the Company with respect to such Award.

(d) Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the grantee with the right to receive dividend equivalent payments with respect to the Common Stock subject to the Award, which payment may be either made currently or credited to an account for the grantee, and may be settled in cash or Common Stock, as determined by the Committee. Such right to receive dividend equivalent payments may apply both before or after the Common Stock subject to the Award is earned, vested or acquired, provided, however, that dividend equivalent payments with respect to a Performance-Based Award (as defined in Section 12) of Restricted Stock Units shall be accumulated but shall not be paid out to the holder of such Award unless and until such Award vests in accordance with Section 12 of the Plan. Subject to the preceding sentence, a holder of Restricted Stock Units shall not be required to return any dividend equivalent payments received with respect thereto to the Company in the event of the forfeiture of such Restricted Stock Units. The settlement and crediting of dividend equivalents may be subject to such other conditions, restrictions and contingencies as the Committee shall establish.

(e) The Committee shall have the authority to accelerate the vesting of any outstanding Award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate.

8. Nontransferability of Awards. No Award granted under the Plan shall be transferable, other than by will or by the laws of descent and distribution, except that all or any portion of an Option (other than Options which are ISOs) may be transferred to or for the benefit of (by trust) the spouse or lineal descendants of a holder of such Option, subject to such restrictions on transfer which may be imposed by federal and state securities laws, and if prior thereto the transferee agrees to be bound by the terms of the Plan and the Options, as the case may be (a "Permitted Transferee"). Options which are ISOs may be exercised, during the lifetime of the holder, only by the holder, or by his guardian or legal representative.

9. Termination of Relationship to the Company.

(a) Subject to such exceptions as may be determined by the Committee or set forth in the applicable Agreement:

(i)	In the event that any original grantee of an Option shall cease to be an Eligible Individual of the Company (or any subsidiary corporation thereof), except as set forth in Section 10, such Option may (subject to the provisions of the Plan) be exercised (to the extent that the original grantee was entitled to exercise such Option at the termination of his employment or service as a director, officer, consultant, adviser, agent or independent representative, as the case may be) at any time within three months after such termination but not more than seven years (five years in the case of a 10% Holder) after the date on which such Award was granted or the expiration of the Award, if earlier. Notwithstanding the foregoing, except as provided in Section 10, if the position of an original grantee shall be terminated by the Company or any subsidiary thereof for cause or if the original grantee terminates his employment or position voluntarily and without the written consent of the Company or any subsidiary corporation thereof, as the case may be, the Options granted to such person, whether held by such person or by a Permitted Transferee and whether vested or unvested shall, to the extent not theretofore exercised, terminate immediately upon such termination.

(ii)	In the event any original grantee of Restricted Stock or Restricted Stock Units shall cease to be an Eligible Individual of the Company (or any subsidiary corporation thereof), except as set forth in Section 10, all shares of Restricted Stock and all Restricted Stock Units awarded to such grantee remaining subject to applicable restrictions shall be forfeited and be immediately transferred to, and reacquired by, the Company at no cost to the Company.

(iii)	In the event any original grantee of a Performance Cash Award shall cease to be an Eligible Individual of the Company (or any subsidiary corporation thereof), except as set forth in Section 10, all unvested Performance Cash Awards awarded to such grantee shall be forfeited.

(b) Other than as provided in Section 10(a), Awards granted under the Plan shall not be affected by any change of duties or position so long as the holder remains an Eligible Individual.

(c) Any Agreement may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates or the date other positions or relationships terminate for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one another.

(d) Nothing in the Plan or in any Award pursuant to the Plan shall confer upon any Eligible Individual or other person any right to continue in the employ of the Company or any subsidiary corporation thereof (or the right to be retained by, or have any continued relationship with, the Company or any subsidiary corporation thereof), or affect the right of the Company or any such subsidiary corporation thereof, as the case may be, to terminate his employment, retention or relationship at any time. The grant of any Award pursuant to the Plan shall be entirely in the discretion of the Committee, or, if applicable, the CEO Committee, and nothing in the Plan shall be construed to confer on any Eligible Individual any right to receive any Award under the Plan.

10. Death, Disability or Retirement.

(a) If a person to whom an Award has been granted under the Plan shall die (and the conditions in sub-Section (b) below are met) or become permanently and totally disabled or enter retirement (as such terms are defined below) while serving as an Eligible Individual, then, except as otherwise provided in an employment agreement between the Company and the grantee, the following provisions shall apply:

(i)	In the case of an Option, the Option shall become immediately fully exercisable and the period for exercise provided in Section 9 shall be extended to (A) one year after the date of death of the original grantee, or (B) in the case of the permanent and total disability of the original grantee, one year after the date of permanent and total disability of the original grantee, or (C) three years in the case of a retirement, but, in any case, not more than seven years (five years in the case of a 10% Holder) after the date such Award was granted, or the expiration of the Award, if earlier, as shall be prescribed in the original grantee's Award Agreement. An Award may be exercised as set forth herein in the event of the original grantee's death, by a Permitted Transferee or the person or persons to whom the holder's rights under the Award pass by will or applicable law, or if no such person has the right, by his executors or administrators, or in the event of the original grantee's permanent and total disability, by the holder or his guardian.

(ii)	In the case of Restricted Stock or Restricted Stock Units that are not Performance-Based Awards, the period of restrictions applicable to all unvested shares of Restricted Stock and all unvested Restricted Stock Units shall terminate on the date of termination of service as an Eligible Individual by reason of retirement, disability or death, and such shares of Restricted Stock shall become fully vested and transferable, and such Restricted Stock Units shall be considered to be earned and payable in full.

(iii)	In the case of unvested Performance-Based Awards, the period of restrictions applicable to vesting, settlement or payment shall terminate (A) on the date of termination of service as an Eligible Individual by reason of disability or death or (B) in the case of retirement, only at such time as the Performance Goals are achieved in accordance with Section 12(e).

(b) In the case of death of a person to whom an Award was originally granted, the provisions of subsection (a) apply if such person dies (i) while in the employ of the Company or a subsidiary corporation thereof or while serving as an Eligible Individual of the Company or a subsidiary corporation thereof or (ii) within three months after the termination of such position other than termination for cause or voluntarily on the original grantee's part and without the consent of the Company or a subsidiary corporation thereof, or (iii) within three years following his retirement.

(c) The term "permanent and total disability" as used above shall have the meaning set forth in Section 22(e)(3) of the Code.

(d) The term "retirement" as used above shall mean voluntary termination of service with the Company or a subsidiary corporation thereof by the Eligible Individual, with the approval of the Company, with at least 10 years of service and after attaining age 60, or if the individual has not attained age 60, and/or has fewer than 10 years of service, the Company determines that circumstances exist that warrant the granting of retirement status.

11. Adjustments upon Changes in Capitalization or Change in Control.

(a) Notwithstanding any other provision of the Plan, in the event of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations and similar events affecting the capital structure of the Company, the Committee shall appropriately adjust the aggregate number and class of shares of Common Stock as to which Awards may be granted under the Plan, the various maximum limitations set forth in the Plan upon certain types of Awards and upon the grants to individual participants of certain types of Awards, the number and class of shares subject to outstanding Awards, and the exercise price (if any) of outstanding Awards.

(b) In the event of the dissolution or liquidation of the Company or the disposition by the Company of substantially all of the assets or stock of a subsidiary of which the original grantee is then an employee, officer or director, consultant, adviser, agent or independent representative, then, if the Committee shall so determine: (i) with respect to Options, each Option granted under the Plan, if such event shall occur with respect to the Company, or each Option granted to an employee, officer, director, consultant, adviser, agent or independent representative of a subsidiary respecting which such event shall occur, shall (A) become immediately fully exercisable and vested or (B) terminate simultaneously with the happening of such event, and the Company shall pay the grantee in lieu thereof an amount equal to (x) the excess (if any) of the fair market value over the exercise price of one share of Common Stock on the date on which such event occurs, multiplied by (y) the number of shares of Common Stock subject to the Option, without regard to whether the Option is then otherwise exercisable; (ii) with respect to Restricted Stock, any restrictions applicable to the Restricted Stock granted under the Plan shall lapse and such shares of Restricted Stock shall become immediately free of all restrictions and fully vested and transferable; and (iii) with respect to Restricted Stock Units, any restrictions applicable to Restricted Stock Units granted under the Plan shall lapse, such Restricted Stock Units shall become immediately free of all restrictions and considered to be earned and payable in full, and such Restricted Stock Units shall be settled in the form specified in the applicable Agreement as promptly as is practicable.

(c) Except as otherwise provided in an employment agreement between the Company and the grantee and notwithstanding any other provision of the Plan to the contrary, upon a participant's termination of employment or other termination of service by the Company, other than (i) for cause or (ii) for permanent and total disability, during the 24-month period following a change in control (as hereinafter defined) in connection with which the Awards are assumed, converted or replaced, then, unless the Committee determines otherwise:

(i)	each Option granted under the Plan shall (A) become immediately fully exercisable and vested or (B) terminate simultaneously with the change in control, and the Company shall pay the grantee in lieu thereof an amount equal to (x) the excess (if any) of the fair market value over the exercise price of one share of Common Stock on the date on which such event occurs, multiplied by (y) the number of shares of Common Stock subject to the Option, without regard to whether the Option is then otherwise exercisable;

(ii)	any restrictions applicable to Restricted Stock granted under the Plan shall lapse, and such shares of Restricted Stock shall become immediately free of all restrictions and fully vested and transferable;

(iii)	any restrictions applicable to Restricted Stock Units granted under the Plan shall lapse, such Restricted Stock Units shall become immediately free of all restrictions and considered to be earned and payable in full, and such Restricted Stock Units shall be settled in the form specified in the applicable Agreement as promptly as is practicable;

(iv)	each outstanding Performance-Based Award shall be deemed to satisfy any applicable Performance Goals at the target level of achievement; and
(v)	subject to Section 14, the Committee may also make additional adjustments or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purposes.

If the Awards are not assumed, converted or replaced in connection with the change in control, the Awards shall vest upon occurrence of the change in control.

12. Performance-Based Awards.

(a) The vesting of certain Awards of Options, Restricted Stock or Restricted Stock Units may, in the discretion of the Committee, be conditioned upon the achievement of performance goals ("Performance Goals"). In addition, Performance Cash Awards may be awarded by the Committee, the vesting and settlement of which shall be conditioned upon the achievement of Performance Goals. The terms and conditions of each Award granted under the Plan subject to achievement of Performance Goals ("Performance-Based Awards") shall be specified by the Committee, in its sole discretion, and shall be set forth in an Agreement. When the Committee desires a Performance-Based Award to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish the Performance Goals for the respective Performance Award prior to or within 90 days of the beginning of the period of time specified by the Committee over which performance is measured for the purpose of determining a grantee's right to and the payment value of an Award (the "Performance Period") relating to such Performance Goal, or at such other date as may be permitted or required for the Performance Award to qualify as "performance-based compensation" under Section 162(m) of the Code, and not later than after 25 percent of such Performance Period has elapsed, and such Performance Goals shall otherwise comply with the requirements of Section 162(m) of the Code. For all other Performance-Based Awards, the Performance Goals must be established before the end of the respective Performance Period. The Committee may make grants of Performance-Based Awards in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Awards and their contingent values, which may vary depending on the degree to which Performance Criteria established by the Committee are met. The Committee shall have the power to impose such other restrictions on Performance Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all such requirements. The maximum aggregate payout of Performance Cash Awards to any individual grantee with respect to any Performance Period shall not exceed $3,000,000.

(b) The Committee may establish Performance Goals applicable to Performance-Based Awards based upon the Performance Criteria and other factors set forth below related to the performance of the Company as a whole or upon the performance of a subsidiary, business unit, division or department and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the Committee. Performance Criteria for the Company shall relate to the achievement of predetermined financial and operating objectives for the Company and its subsidiaries on a consolidated basis. Performance Criteria for a subsidiary, business unit, division or department shall relate to the achievement of financial and operating objectives of such segment for which the grantee is accountable. "Performance Criteria" means one or more of the following factors: revenue; net sales; operating income; earnings before all or any of interest, taxes, depreciation and/or amortization ("EBIT", "EBITA" or "EBITDA"); cash flow; working capital and components thereof; return on equity; return on assets; return on investment; stock price; total shareholder return; market share; earnings per share; earnings from continuing operations; levels of expense, cost or liability by category, operating unit or any other delineation; or any increase or decrease of one or more of the foregoing over a specified period.

(c) The Performance Goals may differ among grantees, including among similarly situated grantees. Performance Criteria shall be calculated in accordance with the Company's financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of a Performance-Based Award that is consistently applied and identified. In establishing a Performance Goal applicable to a Performance-Based Award, the Committee may provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the Performance Goal in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles.

(d) If the Committee determines, in its discretion exercised in good faith, that the established Performance Goals are no longer suitable to the Company's objectives because of a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the Performance Goals to the extent it considers such modification to be necessary; provided, however, no such modification shall be made with respect to any Performance-Based Award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code unless and to the extent such modification is not inconsistent with Section 162(m) of the Code.

(e) The basis for the grant, vesting or payment, as applicable, of Performance-Based Awards for a given Performance Period shall be the achievement of those Performance Goals determined by the Committee as specified in the Performance-Based Award Agreement. With respect to Performance Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall not have the authority in its discretion to increase the amount payable with respect to the Performance-Based Award. The Committee's determination with respect to a Performance Period of whether and to what extent a Performance Goal has been achieved, and, if so, of the amount of the Performance-Based Award earned for the Performance Period shall be final and binding on the Company and all grantees, and, with respect to Performance-Based Awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, these determinations shall be certified in writing before such Performance-Based Awards are paid. Except as otherwise provided in the Performance-Based Award Agreement, all Performance Cash Awards shall be paid to the grantee in cash within 75 days after the end of the applicable Performance Period.

13. Effectiveness of the Plan. Awards may be granted under the Plan, subject to its authorization and adoption by a majority of the votes properly cast thereon at a meeting of stockholders of the Company duly called and held after the date of adoption of the Plan by the Board of Directors. If so adopted, the Plan shall become effective as of the date of its adoption by the Board of Directors. The exercise of Options shall also be expressly subject to the condition that at the time of exercise a registration statement under the Securities Act of 1933, as amended (the "Act") shall be effective, or other provisions satisfactory to the Committee shall have been made to ensure that such exercise will not result in a violation of such Act, and such other qualification under any state or Federal law, rule or regulation as the Company shall determine to be necessary or advisable shall have been effected. If the shares of Common Stock issuable upon exercise of an Option or settlement of a Restricted Stock Unit or if shares of Restricted Stock are not registered under such Act, and if the Committee shall deem it advisable, the recipient may be required to represent and agree in writing (i) that any shares of Common Stock acquired pursuant to the Plan will not be sold except pursuant to an effective registration statement under such Act or an exemption from the registration provisions of the Act and (ii) that such recipient will be acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof and (iii) that the holder accepts such restrictions on transfer of such shares, including, without limitation, the affixing to any certificate representing such shares of an appropriate legend restricting transfer as the Company may reasonably impose.

14. Termination and Amendment of the Plan.

(a) The Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. Subject to Section 14(b) below, no Award shall be granted under the Plan after the tenth anniversary of the date on which the Plan is initially adopted by the Board of Directors.

(b) The Board of Directors of the Company may suspend, amend or modify the Plan at any time prior to the termination of the Plan, except that no amendment may be made without stockholder approval (i) if the Board of Directors determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Board of Directors determines that it is desirable to qualify or comply, or (ii) if such amendment grants the Committee the authority, except as provided for in Section 11, to: (A) reduce the exercise price of any outstanding Option; (B) offer to grant any new Option in exchange for the cancellation of an outstanding Option with a higher exercise price; (C) offer to grant any other Award or to pay the grantee cash in exchange for the cancellation of an outstanding Option with an exercise price per share in excess of the then fair market value per share of the Company's Common Stock; (D) increase the maximum number of shares of Common Stock reserved for issuance under the Plan; (E) alter the classes of persons constituting Eligible Individuals; or (F) grant total Awards of Restricted Stock and Restricted Stock Units that will fully vest in fewer than three years from the date of grant in excess of 10% of the total number of shares of Common Stock reserved for issuance under the Plan. No suspension, termination, modification or amendment of the Plan may, without the express written consent of the Eligible Individual (or his Permitted Transferee) to whom an Award shall theretofore have been granted, adversely affect the rights of such Eligible Individual (or his Permitted Transferee) under such Award.

15. Severability. In the event that any one or more provisions of the Plan or any Agreement, or any action taken pursuant to the Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

16. Applicable Law. The Plan shall be governed and interpreted, construed and applied in accordance with the laws of the Commonwealth of Pennsylvania.

17. Withholding. The Company has the right to withhold amounts from Awards to satisfy tax obligations as it deems appropriate. Whenever the Company issues Common Stock under the Plan, unless it decides to satisfy the withholding obligations through additional withholding on salary or other wages, it may require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state, local or foreign tax withholding requirements prior to the delivery of such Common Stock, or the Company may in its discretion withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements; provided, however, except as otherwise provided by the Committee, that the total tax withholding where shares are used to satisfy such tax obligations shall not exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for Federal, state and foreign tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

18. Section 409A of the Internal Revenue Code. It is the intention of the Company that no Award, unless otherwise specified, shall constitute "nonqualified deferred compensation" or a "nonqualified deferred compensation plan" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award, or any amount payable pursuant to an Agreement, that constitutes "nonqualified deferred compensation" or a "nonqualified deferred compensation plan" subject to Section 409A of the Code, the Committee retains the right unilaterally to amend the Award or terms of payment to conform with the requirements of Section 409A of the Code. If required under Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to the Award or Agreement upon the participant's "separation from service" (within the meaning of Treasury Regulation Section 1.409A-1(h)) shall be delayed until the first day of the seventh month following such separation from service, or, if earlier, the earliest other date as is permitted under Section 409A, if the participant is a "specified employee" (as defined in Section 409A of the Code).

19. Additional Definitions.

(a) The terms "parent," "subsidiary" and "subsidiary corporation" shall have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

(b) The term "terminated for cause" shall mean termination by the Company (or a subsidiary thereof) of the employment of or other relationship with, the original grantee by reason of the grantee's (i) willful refusal to perform his obligations to the Company (or a subsidiary thereof), (ii) willful misconduct, contrary to the interests of the Company (or a subsidiary thereof), or (iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute regarding whether a termination for cause has occurred, the Board of Directors may by resolution resolve such dispute, and such resolution shall be final and conclusive on all parties.

(c) The term "change in control" shall mean an event or series of events that results in (i) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Sections 13(d)(3) of the Exchange Act, other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan's related trust), become(s) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the then outstanding voting stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new director whose election by the Company's Board or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (iii) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company).